UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(3) On September 26, 2020, the board of directors of Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) appointed Richard H. Hubli, age 63, to the position of Vice President of Operations, effective September 28, 2020. Reed’s issued a press release on September 29, 2020 announcing this event.

Mr. Hubli has nearly four decades of diversified experience in supply chain and operations management. From January 2015 to the present, he owned and operated Rockhouse Services, LLC, a consultancy focused on operations & supply chain improvement. From July 2014 to January 2015, he served as SVP of Operations for Harvest Hill Beverage Company. Prior, from August 2012 to July 2014, he served as VP of Operations for High Ridge Brands with end-to-end operations accountability of a copacker based supply chain plus new product delivery & quality. From March 2009 to July 2012, he served as VP of Operations of Kozy Shack Enterprises. From March 2008 to March 2009, Mr. Hubli was the VP of Operations for Fuze Beverages leading, directing S&OP; managing all operations/supply chain activities while integrating the business unit into Coca-Cola. From 2000 to 2007, he served as a VP of Operations Strategy Development at Cadbury Schweppes Americas Beverages where he created the long-term operations strategy. From 1991 to 2000, Mr. Hubli worked for the North American division of Colgate Palmolive initially as Director of Technology and later as Director of Supply Chain Development. In these roles he ran new product delivery across all business categories and spearheaded supply chain re-engineering initiatives. At Nestle Foods, where he worked from 1987 to 1991, he held the positions of Manager Coffee/Tea Industrial Engineering and Marketing Manager for the Nescafe brand. Mr. Hubli began his five-year tenure with PepsiCo R&D in 1982 as Program Manager and subsequently became Manager, Concentrate Operations leading copack production of aseptic juices for the Slice brand. He began his career as Logistics Analyst for Maxwell House Coffee, then a division of General Foods, in 1980.

Mr. Hubli earned a BS in Industrial Engineering and an MBA, both in 1979 from the University of Rhode Island.

Mr. Hubli will receive a one-time signing bonus of $6,000 and an annual salary of $200,000 with a 30% bonus target. He is eligible to participate in benefit plans offered by Reed’s to its executive employees, including incentive compensation plans.

There are no arrangements or understandings between Mr. Hubli and any other person(s) pursuant to which he was selected as an officer of Reed’s. There are no family relationships between any director or executive officer of Reed’s and Mr. Hubli. Mr. Hubli has had no involvement in legal proceedings required to be disclosed under this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Reed’s, Inc. dated September 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: September 29, 2020	By:	/s/ Thomas J. Spisak
Thomas J. Spisak
Chief Financial Officer